www.aviatnetworks.com
Aviat Networks Announces Fiscal 2024 First Quarter Financial Results

Total Revenue of $87.6 million; Up 7.8% Year-Over-Year
GAAP Operating Income of $5.5 million; Up 41.8% Year-Over-Year
Adjusted EBITDA of $12.1 million; Up 13.1% Year-Over-Year
Operating Cash Flows of $14.0 million

AUSTIN, Texas, November 1, 2023 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2024 first quarter ended September 29, 2023.

First Quarter Highlights
•Executed on key long-term strategic objectives resulting in continued year-over-year growth in quarterly revenues, gross margins, net income and non-GAAP Adjusted EBITDA.
•Strong cash generation in the quarter; cash on hand of $35.5 million versus $22.2 million last quarter
•Record Q1 bookings in North America
First Quarter Financial Highlights

•Total Revenues: $87.6 million, up 7.8% from the same quarter last year
◦North America: $55.5 million, up 13.6% from the same quarter last year
◦International: $32.1 million, down (1.1)% from the same quarter last year
•GAAP Results: Gross Margin 36.4%; Operating Expenses $26.3 million; Operating Income $5.5 million; Net Income $4.0 million; Net Income per diluted share (“Net Income per share”) $0.34
•Non-GAAP Results: Adjusted EBITDA $12.1 million; Gross Margin 36.6%; Operating Expenses $21.3 million; Operating Income $10.7 million; Net Income $10.3 million; Net Income per share $0.87
•Net Cash: $35.5 million; no loans outstanding at quarter-end
"This was another successful quarter of revenue growth and expanding profitability in the business” said Pete Smith, President and Chief Executive Officer of Aviat Networks. “In the first quarter of fiscal 2024, we had a record bookings quarter in our North American private networks business.”
Mr. Smith continued, “Our strong results are a testament to the Aviat Operating Model. We’ve been able to continue to grow the top and bottom lines because of the team’s focus on disciplined execution and continuous improvement. The Aviat Operating Model will remain a critical framework for us achieving our short and long-term goals.”
Fiscal 2024 vs. Fiscal 2023 First Quarter Comparison
Revenues
The Company reported total revenues of $87.6 million for its fiscal 2024 first quarter, compared to $81.3 million in the fiscal 2023 first quarter, an increase of $6.3 million or 7.8%. North America revenue of $55.5 million increased by $6.7 million or 13.6%, compared to $48.8 million in the prior year. International revenue of $32.1 million decreased by $(0.3) million or (1.1)%, compared to $32.4 million in the prior year due to capex cyclicality of African mobile network operators partially offset by strong growth in Europe.
Gross Margins
In the fiscal 2024 first quarter, the Company reported GAAP gross margin of 36.4% and non-GAAP gross margin of 36.6%. This compares to GAAP gross margin of 36.3% and non-GAAP gross margin of 36.5% in the fiscal 2023 first quarter, an increase of 10 basis points for both GAAP and non-GAAP. The improvement was driven by strong growth in higher margin North America business.
Operating Expenses
The Company reported GAAP total operating expenses of $26.3 million for the fiscal 2024 first quarter, compared to $25.5 million in the fiscal 2023 first quarter, an increase of $0.8 million or 3.0%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2024 first quarter were $21.3 million, compared to $20.4 million in the prior year, an increase of $0.9 million or 4.6%. The increases in both GAAP and non-GAAP operating expenses were driven by increased R&D investment.
Operating Income
The Company reported GAAP operating income of $5.5 million for the fiscal 2024 first quarter, compared to $3.9 million in the fiscal 2023 first quarter, an increase of $1.6 million or 41.8%. On a non-GAAP basis, the Company reported operating income of $10.7 million for the fiscal 2024 first quarter, compared to $9.2 million in the prior year, an increase of $1.5 million or 16.5%.
Income Taxes
The Company reported GAAP income tax expense of $0.6 million in the fiscal 2024 first quarter, compared to $3.9 million in the fiscal 2023 first quarter, a decrease of $(3.2) million or (83.5)%. The decrease was driven by non-recurrence of a $2.6 million deferred tax liability in the prior year related to legal entity restructuring.
Net Income (Loss) / Net Income (Loss) Per Share
The Company reported GAAP net income of $4.0 million in the fiscal 2024 first quarter or GAAP net income per share of $0.34. This compared to GAAP net loss of $(2.7) million or GAAP net loss per share of $(0.25) in the fiscal 2023 first quarter. On a non-GAAP basis, the Company reported net income of $10.3 million or non-GAAP net income per share of $0.87, compared to non-GAAP net income of $8.8 million or $0.75 per share in the prior year.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2024 first quarter was $12.1 million, compared to $10.7 million in the fiscal 2023 first quarter, an increase of $1.4 million or 13.1%.
Balance Sheet Highlights
The Company reported $35.5 million in cash as of September 29, 2023, compared to $22.2 million as of June 30, 2023. As of September 29, 2023, the Company had no loans outstanding. Positive cash generation was driven by core earnings coupled with continued improvement in Accounts Receivable and Inventory.

Fiscal 2024 Full Year Outlook
The Company reaffirms its fiscal 2024 full year revenue and Adjusted EBITDA guidance as follows:
•Full year Revenue between $367 and $374 million
•Full year Adjusted EBITDA between $51.0 and $56.0 million1

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, November 1, 2023, to discuss its financial and operational results for the fiscal 2024 first quarter ended September 29, 2023. Participating on the call will be Peter Smith, President and Chief Executive Officer; David Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2024, process improvements, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, Adjusted EBITDA, operating income of earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: (i) our ability to successfully close our pending transaction with NEC Corporation (the “NEC Transaction”), which requires certain regulatory approvals (including clearance by antitrust authorities necessary to complete the NEC Transaction on the terms and timeline desired); (ii) disruption the NEC Transaction may cause to customers, vendors, business partners and our ongoing business; and (iii) once closed, our ability to integrate the operations of the acquired NEC Corporation businesses with our existing operations and fully realize the expected synergies of the NEC Transaction on the expected timeline; the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationship; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term shareholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see "Risk Factors" in Aviat's Form 10-K for the fiscal year ended June 30, 2023 filed with the U.S. Securities and Exchange Commission ("SEC") on August 30, 2023, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2024 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 29, 2023	September 30, 2022
Revenues:
Product sales	$59,545	$55,101
Services	28,021	26,150
Total revenues	87,566	81,251
Cost of revenues:
Product sales	36,313	35,253
Services	19,401	16,544
Total cost of revenues	55,714	51,797
Gross margin	31,852	29,454
Operating expenses:
Research and development	6,424	6,087
Selling and administrative	19,237	17,504
Restructuring charges	644	1,950
Total operating expenses	26,305	25,541
Operating income	5,547	3,913
Other expense, net	901	2,782
Income before income taxes	4,646	1,131
Provision for income taxes	641	3,877
Net income (loss)	$4,005	$(2,746)

Net income (loss) per share of common stock outstanding:
Basic	$0.35	$(0.25)
Diluted	$0.34	$(0.25)
Weighted-average shares outstanding:
Basic	11,574	11,200
Diluted	11,943	11,200

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2024 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 29, 2023	June 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$35,465	$22,242
Accounts receivable, net of allowances of $726 and $719	94,497	101,653
Unbilled receivables	60,975	58,588
Inventories	30,659	33,057
Other current assets	22,814	22,164
Total current assets	244,410	237,704
Property, plant and equipment, net	9,035	9,452
Goodwill	5,112	5,112
Intangible assets, net	8,870	9,046
Deferred income taxes	86,452	86,650
Right of use assets	2,984	2,554
Other assets	13,436	13,978
Total long-term assets	125,889	126,792
Total assets	$370,299	$364,496
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$61,767	$60,141
Accrued expenses	20,561	24,442
Short-term lease liabilities	723	610
Advance payments and unearned revenue	46,050	44,268
Restructuring liabilities	112	600
Total current liabilities	129,213	130,061
Unearned revenue	7,627	7,416
Long-term lease liabilities	2,436	2,140
Other long-term liabilities	317	314
Reserve for uncertain tax positions	4,064	3,975
Deferred income taxes	492	492
Total liabilities	144,149	144,398
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	117	115
Treasury stock	(6,147)	(6,147)
Additional paid-in-capital	832,060	830,048
Accumulated deficit	(583,909)	(587,914)
Accumulated other comprehensive loss	(15,971)	(16,004)
Total stockholders’ equity	226,150	220,098
Total liabilities and stockholders’ equity	$370,299	$364,496

AVIAT NETWORKS, INC.
Fiscal Year 2024 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2024 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 29, 2023	% of Revenue	September 30, 2022	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$31,852	36.4%	$29,454	36.3%
Share-based compensation	183		172
Merger and acquisition related expense	43		—
Non-GAAP gross margin	32,035	36.6%	29,626	36.5%

GAAP research and development expenses	$6,424	7.3%	$6,087	7.5%
Share-based compensation	(146)		(135)
Non-GAAP research and development expenses	6,278	7.2%	5,952	7.3%

GAAP selling and administrative expenses	$19,237	22.0%	$17,504	21.5%
Share-based compensation	(1,505)		(1,531)
Merger and acquisition related expense	(2,672)		(1,516)
Non-GAAP selling and administrative expenses	15,060	17.2%	14,457	17.8%

GAAP operating income	$5,547	6.3%	$3,913	4.8%
Share-based compensation	1,834		1,838
Merger and acquisition related expense	2,715		1,516
Restructuring charges	644		1,950
Non-GAAP operating income	10,740	12.3%	9,217	11.3%

GAAP income tax provision	$641	0.7%	$3,877	4.8%
Adjustment to reflect pro forma tax rate	(341)		(3,577)
Non-GAAP income tax provision	300	0.3%	300	0.4%

GAAP net income (loss)	$4,005	4.6%	$(2,746)	(3.4)%
Share-based compensation	1,834		1,838
Merger and acquisition related expense	2,715		1,516
Restructuring charges	644		1,950
Other expense, net	802		2,659
Adjustment to reflect pro forma tax rate	341		3,577
Non-GAAP net income	$10,341	11.8%	$8,794	10.8%

Diluted net income (loss) per share:
GAAP	$0.34		$(0.25)
Non-GAAP	$0.87		$0.75

Shares used in computing diluted net income (loss) per share
GAAP	11,943		11,200
Non-GAAP	11,943		11,777

Adjusted EBITDA:
GAAP net income (loss)	$4,005	4.6%	$(2,746)	(3.4)%
Depreciation and amortization of property, plant and equipment and intangible assets	1,344		1,468
Other expense, net	901		2,782
Share-based compensation	1,834		1,838
Merger and acquisition related expense	2,715		1,516
Restructuring charges	644		1,950
Provision for income taxes	641		3,877
Adjusted EBITDA	$12,084	13.8%	$10,685	13.2%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2024 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 29, 2023	September 30, 2022
(In thousands)
North America	$55,508	$48,848
International:
Africa and the Middle East	9,953	10,984
Europe	5,252	4,500
Latin America and Asia Pacific	16,853	16,919
Total international	32,058	32,403
Total revenue	$87,566	$81,251